UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 21, 2021

Martin Marietta Materials, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	1-12744	56-1848578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4123 Parklake Avenue, Raleigh, North Carolina	27612
(Address of Principal Executive Offices)	(Zip Code)

(919) 781-4550
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	MLM	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement

On December 21, 2021, Martin Marietta Materials, Inc. (the “Corporation”) entered into a Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent and an Issuing Lender, Deutsche Bank AG New York Branch, PNC Bank, National Association, Truist Bank, and Wells Fargo Bank, National Association, as Syndication Agents, and the lenders and issuing lenders party thereto (the “Credit Agreement”), which provides for an $800,000,000 five-year senior unsecured revolving facility (the “Revolving Facility”). Borrowings under the Revolving Facility bear interest, at the Corporation’s option, at rates based upon LIBOR or a base rate, plus, for each rate, a margin determined in accordance with a ratings-based pricing grid. The Corporation may, subject to certain conditions, increase the total amount available under the Revolving Facility to $1,050,000,000. The Revolving Facility replaces the Corporation’s existing Credit Agreement, dated as of December 5, 2016, with JPMorgan Chase Bank, N.A., as Administrative Agent and Issuing Lender, Wells Fargo Bank, N.A., Branch Banking and Trust Company, SunTrust Bank and Deutsche Bank Securities Inc., as Co-Syndication Agents, and the lenders and issuing lenders party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement).  The Existing Credit Agreement had provided for a revolving facility, under which no borrowings were outstanding prior to entering into the Revolving Facility.  The Revolving Facility expires on December 21, 2026, with any outstanding principal amounts, together with interest accrued thereon, due in full on that date.  The Credit Agreement requires the Corporation’s ratio of consolidated debt to consolidated earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), as defined, for the trailing twelve month period (the “Ratio”) to not exceed 3.5x as of the end of any fiscal quarter, provided that the Corporation may exclude from the Ratio debt incurred in connection with certain acquisitions for a period of four quarters so long as the Ratio calculated without such exclusion does not exceed 4.00x.  Additionally, if there are no amounts outstanding under both the Revolving Facility and the Corporation’s accounts receivable securitization facility, consolidated debt will be reduced for purposes of the calculation of the Ratio by the Corporation’s cash and cash equivalents, such reduction not to exceed $500,000,000.

The Credit Agreement is filed as Exhibit 10.01 hereto and is incorporated herein by reference, and the description of the Credit Agreement contained herein is qualified in its entirety by the terms of the Credit Agreement.

Item 1.02. Termination of a Material Definitive Agreement

The information required by Item 1.02 is included under Item 1.01 “Entry into a Material Definitive Agreement” and that information is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 is included under Item 1.01 “Entry into a Material Definitive Agreement” and that information is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

10.01
$800,000,000 Credit Agreement dated as of December 21, 2021, among Martin Marietta Materials, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent and an Issuing Lender, and Deutsche Bank AG New York Branch, PNC Bank, National Association, Truist Bank, and Wells Fargo Bank, National Association, as Syndication Agents, and the Lenders and Issuing Lenders party thereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.

Date: December 27, 2021	By:	/s/ James A. J. Nickolas
		Name:	James A. J. Nickolas,
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01
$800,000,000 Credit Agreement dated as of December 21, 2021, among Martin Marietta Materials, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent and an Issuing Lender, and Deutsche Bank AG New York Branch, PNC Bank, National Association, Truist Bank, and Wells Fargo Bank, National Association, as Syndication Agents, and the Lenders and Issuing Lenders party thereto.